                                                                   Exhibit 10.20

                             (Summary Translation)
                      SILICON SUPPLY COOPERATION AGREEMENT

     Whereas, Jiangsu Linyang Solarfun Co., Ltd. (hereinafter referred to as "Solarfun") has been striving to grow into an internationally recognized PV cell manufacturer; and

     Whereas, Solarfun and Jiangxi LDK Solar Hi-Tech Co., Ltd. (hereinafter referred to as "LDK") desire to establish a strategic partnership between them to achieve a win-win result and mutual development on the principle of equality and good faith and following the guideline of "Open, Timely and Dynamic Adjustment".

     NOW, THEREFORE, after friendly negotiations, Solarfun and LDK hereby reach the following agreement for the purchase and sale of multicrystalline silicon wafers:

1. In the case of shortage of multicrystalline silicon materials, LDK shall supply multicrystalline silicon wafers it manufactures to Solarfun to the maximum extent possible. While in the case of relative excess of the materials, Solarfun shall, on a priority basis, purchase and consume the multicrystalline silicon wafers manufactured by LDK at the price then prevailing at the international market.

2. Based on the result of the cooperation between them during 2006 and in view of the development plan of LDK, Solarfun and LDK have agreed that from July 1, 2007 to June 30, 2008 LDK shall supply Solarfun with the multicrystalline silicon wafers necessary for the production of 16,200,000 pieces of multicrystalline silicon PV cells, including 15,000,000 pieces of multicrystalline silicon wafers at the specifications of 156x156, and 1,200,000 pieces of multicrystalline silicon wafers at the specifications of 125x125. Such products shall be delivered to Solarfun by equal installments on a monthly-basis commencing from July 1, 2007.

3. The actual price and thickness of the silicon wafers to be supplied hereunder shall be determined subject to further negotiations based on the actual market conditions and technology development at the relevant time.

4. The specific terms for the cooperation contemplated hereunder shall be executed by the parties hereto subsequently as and when appropriate.

5. This Agreement shall be executed in two (2) originals, with each Solarfun and LDK to hold one (1). This Agreement shall come into effect upon being affixed with the signature of the authorized signatory or the company seal of each Solarfun and LDK hereto.


                          [signature on the next page]

LDK: JIANGXI LDK SOLAR HI-TECH CO., LTD. (affixed with LDK's company seal)


Signed by:  /s/ Zhu Liangbao

Dated:  November 14, 2006


SOLARFUN:       JIANGSU LINYANG SOLARFUN CO., LTD. (affixed with Solarfun's company seal)


Signed by:  /s/ Lu Yonghua (signature)

Dated:  November 14, 2006

                                       2